AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 25, 2002
-----------------------------------------------------------------------

                                            FILE NO. 033-62193

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 7 /X/

                                       TO

                                    FORM S-3

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        GLENROOK LIFE AND ANNUITY COMPANY
                           (Exact Name of Registrant)


                ARIZONA                                 35-1113325
     (State or Other Jurisdiction                       (I.R.S. Employer
     of Incorporation or                                Identification Number)
     Organization)

                3100 SANDERS ROAD, NORTHBROOK, ILLINOIS 60062
                                  847-402-2400
           (Address and Phone Number of Principal Executive Office)

                               MICHAEL J. VELOTTA
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                       GLENBROOK LIFE AND ANNUITY COMPANY
                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847-402-2400
      (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:
RICHARD T. CHOI                            JOANNE DERRIG
FOLEY & LARDNER                            ALFS, INC.
3000 K STREET, N.W.SUITE 500               3100 SANDERS ROAD
WASHINGTON, D.C. 20007                     NORTHBROOK, IL 60062

Approximate date of commencement of proposed sale to the public: The annuity contract covered by this registration statement is to be issued promptly and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

AIM LIFETIME PLUS/SM /VARIABLE ANNUITY

GLENBROOK LIFE AND ANNUITY COMPANY
300 N. MILWAUKEE AVE.
VERNON HILLS, IL 60061
TELEPHONE NUMBER: 1-800-776-6976
PROSPECTUS DATED MAY 1, 2002
 -------------------------------------------------------------------------------
Glenbrook Life and Annuity Company ("Glenbrook Life") is offering the AIM Lifetime Plus/SM/ Variable Annuity, an individual and group flexible premium deferred variable annuity contract ("CONTRACT"). This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contract currently offers 19 investment alternatives ("INVESTMENT ALTERNATIVES"). The Investment Alternatives include a fixed account option ("FIXED ACCOUNT") and 18 variable sub-accounts ("VARIABLE SUB-ACCOUNTS") of the Glenbrook Life and Annuity Company Separate AcAcount A ("VARIABLE ACCOUNT"). Each Variable Sub-Account invests exclusively in shares of one of the following funds ("FUNDS") of AIM Variable Insurance Funds:

AIM V.I. AGGRESSIVE GROWTH FUND                 AIM V.I. GLOBAL UTILITIES FUND
AIM V.I. BALANCED FUND                          AIM V.I. GOVERNMENT SECURITIES FUND
AIM V.I. BASIC VALUE FUND                       AIM V.I. GROWTH FUND
AIM V.I. BLUE CHIP FUND                         AIM V.I. HIGH YIELD FUND
AIM V.I. CAPITAL APPRECIATION FUND              AIM V.I. INTERNATIONAL GROWTH FUND**
AIM V.I. CAPITAL DEVELOPMENT FUND               AIM V.I. MID CAP CORE EQUITY FUND ***
AIM V.I. CORE EQUITY FUND*                      AIM V.I. MONEY MARKET FUND
AIM V.I. DENT DEMOGRAPHIC TRENDS FUND           AIM V.I. NEW TECHNOLOGY FUND
AIM V.I. DIVERSIFIED INCOME FUND                AIM V.I. PREMIER EQUITY FUND****


*Effective May 1, 2002, the Fund changed its name from AIM V.I. Growth and Income Fund to AIM V.I. Core Equity Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

**Effective May 1, 2002, the Fund changed its name from AIM V.I. International Equity Fund to AIM V.I. International Growth Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

***Effective May 1, 2002, the Fund changed its name from AIM V.I. Mid Cap Equity Fund to AIM V.I. Mid Cap Core Equity Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

****Effective May 1, 2002, the Fund changed its name from AIM V.I. Value Fund to AIM V.I. Premier Equity Fund. We have made a corresponding change in the name of the Variable Sub-Account that invests in that Fund.

WE (Glenbrook Life) have filed a Statement of Additional Information, dated May 1, 2002, with the Securities and Exchange Commission ("SEC"). It contains more information about the Contract and is incorporated herein by reference, which means it is legally a part of this prospectus. Its table of contents appears on page 41 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http:// www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.


                    THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                    DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR
                    HAS IT PASSED ON THE ACCURACY OR ADEQUACY OF THIS
                    PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A
                    FEDERAL CRIME.

    IMPORTANT       THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS
                    THAT HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL
     NOTICES        INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
                    CONTRACTS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED
                    BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY AGENCY.
                    INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
                    INCLUDING POSSIBLE LOSS OF PRINCIPAL.

                    THE CONTRACTS ARE NOT FDIC INSURED.

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                            PAGE
--------------------------------------------------------------------------------
OVERVIEW
--------------------------------------------------------------------------------
  Important Terms                                                             3
--------------------------------------------------------------------------------
  The Contract At A Glance                                                    4
--------------------------------------------------------------------------------
  How the Contract Works                                                      6
--------------------------------------------------------------------------------
  Expense Table                                                               7
--------------------------------------------------------------------------------
  Financial Information                                                      11
--------------------------------------------------------------------------------
CONTRACT FEATURES
--------------------------------------------------------------------------------
  The Contract                                                               11
--------------------------------------------------------------------------------
  Purchases                                                                  12
--------------------------------------------------------------------------------
  Contract Value                                                             13
--------------------------------------------------------------------------------
  Investment Alternatives
--------------------------------------------------------------------------------
     The Variable Sub-Accounts                                               14
--------------------------------------------------------------------------------
     The Fixed Account                                                       15
--------------------------------------------------------------------------------
     Transfers                                                               18
--------------------------------------------------------------------------------
  Expenses                                                                   19
--------------------------------------------------------------------------------
  Access To Your Money                                                       21
--------------------------------------------------------------------------------

                                                                            PAGE
--------------------------------------------------------------------------------
  Income Payments                                                            22
--------------------------------------------------------------------------------
  Death Benefits                                                             23
--------------------------------------------------------------------------------
OTHER INFORMATION
--------------------------------------------------------------------------------
  More Information                                                           26
--------------------------------------------------------------------------------
     Glenbrook Life                                                          26
--------------------------------------------------------------------------------
     The Variable Account                                                    26
--------------------------------------------------------------------------------
     The Funds                                                               26
--------------------------------------------------------------------------------
     The Contract                                                            27
--------------------------------------------------------------------------------
     Qualified Plans                                                         28
--------------------------------------------------------------------------------
     Legal Matters                                                           28
--------------------------------------------------------------------------------
  Taxes                                                                      29
--------------------------------------------------------------------------------
  Annual Reports and Other Documents                                         34
--------------------------------------------------------------------------------
  Performance Information                                                    34
--------------------------------------------------------------------------------
  Experts                                                                    34
--------------------------------------------------------------------------------
APPENDIX A-ACCUMULATION UNIT VALUES                                          36
--------------------------------------------------------------------------------
APPENDIX B-MARKET VALUE ADJUSTMENT                                           38
--------------------------------------------------------------------------------

IMPORTANT TERMS
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.


                                                                            PAGE
--------------------------------------------------------------------------------
Accumulation Phase                                                            6
--------------------------------------------------------------------------------
Accumulation Unit                                                            13
--------------------------------------------------------------------------------
Accumulation Unit Value                                                      13
--------------------------------------------------------------------------------
Annuitant                                                                    11
--------------------------------------------------------------------------------
Automatic Additions Program                                                  12
--------------------------------------------------------------------------------
Automatic Fund Rebalancing Program                                           18
--------------------------------------------------------------------------------
Beneficiary                                                                  11
--------------------------------------------------------------------------------
Cancellation Period                                                           4
--------------------------------------------------------------------------------
*Contract                                                                11, 27
--------------------------------------------------------------------------------
Contract Anniversary                                                          5
--------------------------------------------------------------------------------
Contract Owner ("You")                                                       11
--------------------------------------------------------------------------------
Contract Value                                                                5
--------------------------------------------------------------------------------
Contract Year                                                                 4
--------------------------------------------------------------------------------
Death Benefit Anniversary                                                    24
--------------------------------------------------------------------------------
Dollar Cost Averaging Program                                                18
--------------------------------------------------------------------------------
Due Proof of Death                                                           23
--------------------------------------------------------------------------------
Enhanced Death Benefit Options                                               24
--------------------------------------------------------------------------------
Fixed Account                                                                15
--------------------------------------------------------------------------------
Free Withdrawal Amount                                                       20
--------------------------------------------------------------------------------


                                                                            PAGE
--------------------------------------------------------------------------------
Funds                                                                    21, 26
--------------------------------------------------------------------------------
Glenbrook Life ("We")                                                     1, 26
--------------------------------------------------------------------------------
Guarantee Periods                                                            15
--------------------------------------------------------------------------------
Income Plan                                                               6, 22
--------------------------------------------------------------------------------
Investment Alternatives                                                  14, 15
--------------------------------------------------------------------------------
Issue Date                                                                    6
--------------------------------------------------------------------------------
Market Value Adjustment                                                      16
--------------------------------------------------------------------------------
Payout Phase                                                                  6
--------------------------------------------------------------------------------
Payout Start Date                                                            22
--------------------------------------------------------------------------------
Qualified Contracts                                                           4
--------------------------------------------------------------------------------
Right to Cancel                                                               4
--------------------------------------------------------------------------------
SEC                                                                           1
--------------------------------------------------------------------------------
Settlement Value                                                             24
--------------------------------------------------------------------------------
Systematic Withdrawal Program                                                21
--------------------------------------------------------------------------------
Treasury Rate                                                                16
--------------------------------------------------------------------------------
Valuation Date                                                               13
--------------------------------------------------------------------------------
Variable Account                                                             26
--------------------------------------------------------------------------------
Variable Sub-Account                                                         14
--------------------------------------------------------------------------------
  *If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to "Contract" in the prospectus include certificates, unless the context requires otherwise. In certain states the Contract is available only as a group contract.

THE CONTRACT AT A GLANCE
--------------------------------------------------------------------------------

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.


FLEXIBLE PAYMENTS       You can purchase a Contract with as little as $5,000
                        ($2,000 for "QUALIFIED CONTRACTS," which are Contracts
                        issued within QUALIFIED PLANS). You can add to your
                        Contract as often and as much as you like, but each
                        payment must be at least $500 ($100 for automatic
                        purchase payments to the variable investment options).
                        You must maintain a minimum account size of $1,000.
-------------------------------------------------------------------------------
RIGHT TO CANCEL         You may cancel your Contract within 20 days of receipt
                        or any longer period as your state may require
                        ("CANCELLATION PERIOD"). Upon cancellation, we will
                        return your purchase payments adjusted, to the extent
                        federal or state law permits, to reflect the investment
                        experience of any amounts allocated to the Variable
                        Account. The adjustment will reflect the deduction of
                        mortality and expense risk charges and administrative
                        expense charges.
-------------------------------------------------------------------------------
EXPENSES                You will bear the following expenses:

                        .Total Variable Account annual fees equal to 1.45% of
                          average daily net assets

                        .Annual contract maintenance charge of $35 (with
                          certain exceptions)

                        .Withdrawal charges ranging from 0% to 6% of payments
                          withdrawn (with certain exceptions)

                        .Transfer fee of $10 after 12th transfer in any
                          CONTRACT YEAR (fee currently waived)

                        . State premium tax (if your state imposes one)

                        In addition, each Fund pays expenses that you will bear
                        indirectly if you invest in a Variable Sub-Account.
-------------------------------------------------------------------------------
INVESTMENT              The Contract offers 19 investment alternatives
ALTERNATIVES            including:

                        .The Fixed Account (which credits interest at rates we
                          guarantee), and

                        .18 Variable Sub-Accounts investing in Funds offering
                          professional money management by A I M Advisors, Inc.

                        To find out current rates being paid on the Fixed
                        Account, or to find out how the Variable Sub-Accounts
                        have performed, please call us at 1-800-776-6978.
-------------------------------------------------------------------------------
SPECIAL SERVICES        For your convenience, we offer these special services:

                        . AUTOMATIC FUND REBALANCING PROGRAM

                        . AUTOMATIC ADDITIONS PROGRAM

                        . DOLLAR COST AVERAGING PROGRAM

                        . SYSTEMATIC WITHDRAWAL PROGRAM
-------------------------------------------------------------------------------
INCOME PAYMENTS         You can choose fixed income payments, variable income
                        payments, or a combination of the two. You can receive
                        your income payments in one of the following ways:

                        . life income with guaranteed payments

                        .a joint and survivor life income with guaranteed
                          payments

                        .guaranteed payments for a specified period (5 to 30
                          years)
-------------------------------------------------------------------------------
DEATH BENEFITS          If you or the Annuitant (if the Contract is owned by a
                        non-natural person) die before the PAYOUT START DATE,
                        we will pay the death benefit described in the
                        Contract. We also offer 2 Enhanced Death Benefit
                        Options.
-------------------------------------------------------------------------------

                                       4

TRANSFERS               Before the Payout Start Date, you may transfer your
                        Contract value ("CONTRACT VALUE") among the investment
                        alternatives, with certain restrictions. Transfers to
                        the Fixed Account must be at least $500.

                        We do not currently impose a fee upon transfers.
                        However, we reserve the right to charge $10 per
                        transfer after the 12th transfer in each "Contract
                        Year," which we measure from the date we issue your
                        Contract or a Contract anniversary ("CONTRACT
                        ANNIVERSARY").
-------------------------------------------------------------------------------
WITHDRAWALS             You may withdraw some or all of your Contract Value at
                        any time during the Accumulation Phase. Full or partial
                        withdrawals are available under limited circumstances
                        on or after the Payout Start Date.

                        In general, you must withdraw at least $50 at a time.
                        ($1,000 for withdrawals made during the Payout Phase).*
                        Withdrawals in the Payout Phase are only available if the Payout Option is a Variable Income payment using
                        Guaranteed Payments for a Specified Period.
                         Withdrawals of earnings are taxed as ordinary income
                        and, if taken prior to age 591/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge and MARKET VALUE ADJUSTMENT also may apply.

                        *only available for period certain payments that are fixed and do not depend on the life of a person (see page 22).


-------------------------------------------------------------------------------

HOW THE CONTRACT WORKS
--------------------------------------------------------------------------------

The Contract basically works in two ways. First, the Contract can help you (we assume you are the CONTRACT OWNER) save for retirement because you can invest in up to 19 Investment Alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or the Fixed Account. If you invest in the Fixed Account, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Funds.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/ or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 22. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Funds. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

Issue                                           Payout Start
Date            Accumulation Phase                  Date                 Payout Phase
------------------------------------------------------------------------------------------------------------>
You buy    You save for retirement              You elect to receive    You can recieve    Or you can receive
a Contract                                      income payments or      income payments    income payments
                                                receive a lump sum      for a set period   for life
                                                payment


As the Contract owner you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if none, the BENEFICIARY will exercise the rights and privileges provided by the Contract. See "The Contract." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner, or, if there is none, your Beneficiary. See "Death Benefits."

Please call us at 1-800-776-6978 if you have any questions about how the Contract works.

EXPENSE TABLE
--------------------------------------------------------------------------------

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see "Expenses," below. For more information about Fund expenses, please refer to the accompanying prospectus for the Funds.


CONTRACT OWNER TRANSACTION EXPENSES
Withdrawal Charge (as a percentage of purchase payments)*

Number of Complete Years Since We Received the Purchase  0    1    2    3    4    5    6     7+
Payment Being Withdrawn
-------------------------------------------------------------------------------------------------
Applicable Charge                                        6%   6%   5%   5%   4%   4%   3%    0%
-------------------------------------------------------------------------------------------------
Annual Contract Maintenance Charge                                   $35.00**
-------------------------------------------------------------------------------------------------
Transfer Fee                                                         $10.00***
-------------------------------------------------------------------------------------------------

  * Each Contract Year, you may withdraw up to 10% of your aggregate purchase payments without incurring a withdrawal charge or a Market Value Adjustment.

  ** We will waive this charge in certain cases. See "Expenses."

  *** Applies solely to the thirteenth and subsequent transfers within a Contract Year excluding transfers due to Dollar Cost Averaging or Automatic Fund Rebalancing. We are currently waiving the transfer fee.


VARIABLE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE DAILY NET ASSET VALUE
DEDUCTED FROM EACH VARIABLE SUB-ACCOUNT)

Mortality and Expense Risk Charge                                        1.35%
-------------------------------------------------------------------------------
Administrative Expense Charge                                            0.10%
-------------------------------------------------------------------------------
Total Variable Account Annual Expense                                    1.45%
-------------------------------------------------------------------------------

FUND ANNUAL EXPENSES (After Voluntary Reductions and Reimbursements) (as a percentage of Fund average daily net assets)1

                                                                          Total Annual
                                                   Management   Other         Fund
Fund                                                  Fees     Expenses     Expenses
---------------------------------------------------------------------------------------
AIM V.I. Aggressive Growth Fund                      0.80%      0.41%        1.21%
---------------------------------------------------------------------------------------
AIM V.I. Balanced Fund                               0.75%      0.37%        1.12%
---------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund (2)                        0.73%      0.57%        1.30%
---------------------------------------------------------------------------------------
AIM V.I. Blue Chip Fund                              0.75%      0.51%        1.26%
---------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund                   0.61%      0.24%        0.85%
---------------------------------------------------------------------------------------
AIM V.I. Capital Development Fund                    0.75%      0.41%        1.16%
---------------------------------------------------------------------------------------
AIM V.I. Core Equity Fund (3)                        0.61%      0.21%        0.82%
---------------------------------------------------------------------------------------
AIM V.I. Dent Demographic Trends Fund (4,5)          0.85%      0.59%        1.44%
---------------------------------------------------------------------------------------
AIM V.I. Diversified Income Fund                     0.60%      0.33%        0.93%
---------------------------------------------------------------------------------------
AIM V.I. Global Utilities Fund                       0.65%      0.42%        1.07%
---------------------------------------------------------------------------------------
AIM V.I. Government Securities Fund                  0.50%      0.58%        1.08%
---------------------------------------------------------------------------------------
AIM V.I. Growth Fund                                 0.62%      0.26%        0.88%
---------------------------------------------------------------------------------------
AIM V.I. High Yield Fund                             0.63%      0.66%        1.29%
---------------------------------------------------------------------------------------
AIM V.I. International Growth Fund (3)               0.73%      0.32%        1.05%
---------------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity Fund (2,3)              0.73%      0.57%        1.30%
---------------------------------------------------------------------------------------
AIM V.I. Money Market Fund                           0.40%      0.24%        0.64%
---------------------------------------------------------------------------------------
AIM V.I. New Technology Fund (4,6)                   1.00%      0.49%        1.49%
---------------------------------------------------------------------------------------
AIM V.I. Premier Equity Fund (3)                     0.60%      0.25%        0.85%
---------------------------------------------------------------------------------------

(1) Except as otherwise noted, figures shown in the Table are for the year ended December 31, 2001 and are expressed as a percentage of Fund average daily net assets. There is no guarantee that actual expenses will be the same as those shown in the table. The above examples also assime that any fee waivers and/or expense reinbursements are assumed to continue throughout the periods shown.

(2) Figures shown in the table are for the current year and are expressed as a percentage of Fund average daily net assets. Effective May 1, 2002 the following Funds changed names from AIM V.I. Growth and Income Fund, AIM V.I.
   International Equity Fund, AIM V.I. Mid Cap Equity Fund and AIM V.I. Value Fund to AIM V.I. Core Equity Fund, AIM V.I. International Growth Fund, AIM V.I. Mid Cap Core Equity Fund and AIM V.I. Premier Equity Fund, respectively.

(3) Before fee waivers and restated to reflect current fees. The Fund's advisor has contractually agreed to waive advisory fees or reimburse expenses to the extent necessary to limit Total Annual Fund Expenses (excluding Rule 12b-1 Pan fees, if any, interest, taxes, dividend expense on short sales, extraordinary items and increases in expenses due to expense offset arrangements, if any) to 1.30%.

(4) After fee waivers and expense reimbursements, Management Fees, Other Expenses and Total Annual Fund Expenses for the AIM V.I. Dent Demographic Trends Fund were 0.71%, 0.59% and 1.30%, respectively.

(5) After fee waivers and expense reimbursements, Management Fees, Other Expenses and Total Annual Fund Expenses for the AIM V.I. New Technology Fund were 0.81%, 0.49% and 1.30%, respectively.

EXAMPLE 1
The example below shows the dollar amount of expenses that you would bear directly or indirectly if you:

.. invested $1,000 in a Variable Sub-Account,

.. earned a 5% annual return on your investment, and

.. surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period.

THE EXAMPLE DOES NOT INCLUDE ANY TAXES OR TAX PENALTIES YOU MAY BE REQUIRED TO PAY IF YOU SURRENDER YOUR CONTRACT.

Sub-Account                                  1 Year  3 Year  5 Year   10 Years
-------------------------------------------------------------------------------
AIM V.I. Aggressive Growth                    $82     $131    $182      $309
-------------------------------------------------------------------------------
AIM V.I. Balanced                             $81     $128    $178      $300
-------------------------------------------------------------------------------
AIM V.I. Basic Value                          $83     $134    $187      $318
-------------------------------------------------------------------------------
AIM V.I. Blue Chip                            $83     $132    $185      $314
-------------------------------------------------------------------------------
AIM V.I. Capital Appreciation                 $78     $120    $164      $273
-------------------------------------------------------------------------------
AIM V.I. Capital Development                  $82     $129    $180      $304
-------------------------------------------------------------------------------
AIM V.I. Core Equity                          $78     $119    $162      $270
-------------------------------------------------------------------------------
AIM V.I. Dent Demographic Trends              $84     $132    $194      $332
-------------------------------------------------------------------------------
AIM V.I. Diversified Income                   $79     $122    $168      $281
-------------------------------------------------------------------------------
AIM V.I. Global Utilities                     $81     $127    $175      $295
-------------------------------------------------------------------------------
AIM V.I. Government Securities                $81     $127    $176      $296
-------------------------------------------------------------------------------
AIM V.I. Growth                               $79     $121    $165      $276
-------------------------------------------------------------------------------
AIM V.I. High Yield                           $83     $133    $186      $317
-------------------------------------------------------------------------------
AIM V.I. International Growth                 $80     $126    $174      $293
-------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity                  $83     $134    $187      $318
-------------------------------------------------------------------------------
AIM V.I. Money Market                         $76     $113    $153      $251
-------------------------------------------------------------------------------
AIM V.I. New Technology                       $85     $139    $196      $336
-------------------------------------------------------------------------------
AIM V.I. Premier Equity                       $78     $120    $164      $273
-------------------------------------------------------------------------------

EXAMPLE 2
Same assumptions as Example 1 above, except that you decided not to surrender your Contract, or you began receiving Income Payments (for at least 120 months if under an Income Plan with a specified period), at the end of each period.

Sub-Account                                    1 Year  3 Year  5 Year   10 Years
---------------------------------------------------------------------------------
AIM V.I. Aggressive Growth                      $28     $86     $146      $309
---------------------------------------------------------------------------------
AIM V.I. Balanced                               $27     $83     $142      $300
---------------------------------------------------------------------------------
AIM V.I. Basic Value                            $29     $89     $151      $318
---------------------------------------------------------------------------------
AIM V.I. Blue Chip                              $29     $87     $149      $314
---------------------------------------------------------------------------------
AIM V.I. Capital Appreciation                   $24     $75     $128      $273
---------------------------------------------------------------------------------
AIM V.I. Capital Development                    $28     $84     $144      $304
---------------------------------------------------------------------------------
AIM V.I. Core Equity                            $24     $74     $126      $270
---------------------------------------------------------------------------------
AIM V.I. Dent Demographic Trends                $30     $93     $158      $332
---------------------------------------------------------------------------------
AIM V.I. Diversified Income                     $25     $77     $132      $295
---------------------------------------------------------------------------------
AIM V.I. Global Utilities                       $27     $82     $139      $289
---------------------------------------------------------------------------------
AIM V.I. Government Securities                  $27     $82     $140      $296
---------------------------------------------------------------------------------
AIM V.I. Growth                                 $25     $76     $129      $276
---------------------------------------------------------------------------------
AIM V.I. High Yield                             $29     $88     $150      $317
---------------------------------------------------------------------------------
AIM V.I. International Growth                   $26     $81     $138      $293
---------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity                    $29     $89     $151      $318
---------------------------------------------------------------------------------
AIM V.I. Money Market                           $22     $68     $117      $251
---------------------------------------------------------------------------------
AIM V.I. New Technology                         $31     $94     $160      $336
---------------------------------------------------------------------------------
AIM V.I. Premier Equity                         $24     $75     $128      $273
---------------------------------------------------------------------------------



PLEASE REMEMBER THAT YOU ARE LOOKING AT EXAMPLES AND NOT A REPRESENTATION OF PAST OR FUTURE EXPENSES. YOUR ACTUAL EXPENSES MAY BE LOWER OR GREATER THAN THOSE SHOWN ABOVE. SIMILARLY, YOUR RATE OF RETURN MAY BE LOWER OR GREATER THAN 5%, WHICH IS NOT GUARANTEED. TO REFLECT THE CONTRACT MAINTENANCE CHARGE IN THE EXAMPLES, WE ESTIMATED AN EQUIVALENT PERCENTAGE CHARGE, BASED ON AN ASSUMED AVERAGE CONTRACT SIZE OF $45,000. THE ABOVE EXAMPLES ASSUME "TOTAL PORTFOLIO ANNUAL EXPENSES" LISTED IN THE EXPENSE TABLE WILL CONTINUE THROUGHOUT THE PERIODS SHOWN.

FINANCIAL INFORMATION
--------------------------------------------------------------------------------

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "ACCUMULATION UNIT." Each Variable Sub-Account has a separate value for its Accumulation Units we call "ACCUMULATION UNIT VALUE." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund. Attached as Appendix A to this prospectus are tables showing the Accumulation Unit Values of each Variable Sub-Account since its inception. To obtain a fuller picture of each Variable Sub-Account's finances, please refer to the Variable Account's financial statements contained in the Statement of Additional Information. The financial statements of Glenbrook Life also appear in the Statement of Additional Information.


THE CONTRACT
--------------------------------------------------------------------------------


CONTRACT OWNER
The AIM Lifetime Plus/SM/ Variable Annuity is a contract between you, the Contract Owner, and Glenbrook, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

.. the Investment Alternatives during the Accumulation and Payout Phases,

.. the amount and timing of your Purchase Payments and withdrawals,

.. the programs you want to use to invest or withdraw money,

.. the Income Payment plan you want to use to receive retirement income,

.. the Annuitant (either yourself or someone else) on whose life the income payments will be based,

.. the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner or Annuitant dies and

.. any other rights that the Contract provides.

 If you die, any surviving Contract Owner, or, if none, the Beneficiary, may exercise the rights and privileges provided by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person. If the Contract Owner is a Grantor Trust, the Contract Owner will be considered a non-natural person for purposes of this section and the Death Benefit section. The maximum issue age of the oldest Contract Owner cannot exceed age 80 as of the date we receive the completed application to purchase the Contract.

Changing Ownership of this Contract may cause adverse tax consequences and may not be allowed under qualified plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

You can use the Contract with or without a qualified plan. A qualified plan is a personal retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued within a qualified plan. See "Qualified Contracts" on page 31.


ANNUITANT
The Annuitant is the individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period). You initially designate an Annuitant in your application. If the Contract Owner is a natural person, you may change the Annuitant prior to the Payout Start Date. In our discretion, we may permit you to designate a joint Annuitant, who is a second person on whose life income payments depend, on the Payout Start Date. The maximum issue age of an Annuitant cannot exceed age 90 as of the date we receive the completed application to purchase the Contract.

If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

.. the youngest Contract Owner, otherwise

.. the youngest Beneficiary.


BENEFICIARY
The Beneficiary is the person who may elect to receive the Death Benefit or become the new Contract Owner, subject to the Death of Owner provisions, if the sole surviving Contract owner dies before the Payout Start Date. (See section titled "Death Benefits" for more details.) If the sole surviving Contract Owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed Income Payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may also name one or more contingent Beneficiaries who will receive any Death Benefit or guaranteed income benefit if there are no surviving primary Beneficiaries upon the death of the sole surviving Contract Owner. You may change or add Beneficiaries at any time by writing to us, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice, whether or not the Annuitant is living when we receive the notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living and there are no other surviving Beneficiaries, the new Beneficiary will be:

.. your spouse or, if he or she is no longer alive,

.. your surviving children equally, or if you have no surviving children,

.. your estate.

If more than one Beneficiary survives you (or the Annuitant if the Contract owner is not a natural person), we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

You may restrict income payments to Beneficiaries by providing us a written request. Once we accept the written request, the change or restriction will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept the change.


MODIFICATION OF THE CONTRACT
Only a Glenbrook officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents have the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.


ASSIGNMENT
No Owner has a right to assign any interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.


PURCHASES
--------------------------------------------------------------------------------


MINIMUM PURCHASE PAYMENTS
Your initial Purchase Payment must be at least $5,000 ($2,000 for a Qualified Contract). All subsequent Purchase Payments must be $500 or more. The maximum Purchase Payment is $2,000,000 without prior approval. We reserve the right to reduce the minimum Purchase Payment and to change the maximum Purchase Payment. You may make Purchase Payments of at least $500 at any time prior to the Payout Start Date. We also reserve the right to reject any application.


MINIMUM AND MAXIMUM ALLOWABLE AGE
You can purchase a Contract if you are between your state's age of majority and 90 as of the date we receive the completed application. If the owner is a non-natural person, then the Annuitant must be between the ages of 0 and 90 as of the date we receive the completed application.


AUTOMATIC ADDITIONS PROGRAM
You may make additional Purchase Payments of at least $100 ($500 for allocation to the Fixed Account) by automatically transferring amounts from your bank account. Consult your sales representative for more detailed information.


ALLOCATION OF PURCHASE PAYMENTS
At the time you apply for a Contract, you must decide how to allocate your Purchase Payments among the Investment Alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by notifying us in writing. We reserve the right to limit the availability of the Investment Alternatives.

We will allocate your additional Purchase Payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us in writing otherwise, we will allocate subsequent Purchase Payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our service center. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit additional Purchase Payments to the Contract at the close of the business day on which we receive the purchase payment at our service center (mailing address: P.O. Box 94039, Palatine, Illinois, 60094-4039; overnight address: 300 North Milwaukee Avenue, Vernon Hills, Illinois, 60061).

We use the term "BUSINESS DAY" to refer to each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "VALUATION DATES." Our business day closes when the New York Stock Exchange closes, usually 4 p.m. Eastern Time (3 p.m. Central Time). If we receive your purchase payment after 3 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.


RIGHT TO CANCEL
You may cancel the Contract by returning it to us within the Cancellation Period, which is the 20-day period after you receive the Contract or such longer period as your state may require. You may return it by delivering it or mailing it to us. If you exercise this "RIGHT TO CANCEL," the Contract terminates and we will pay you the full amount of your Purchase Payments allocated to the Fixed Account. We also will return your Purchase Payments allocated to the Variable Account after an adjustment, to the extent federal or state law permits, to reflect investment gain or loss and applicable charges that occurred from the date of allocation through the date of cancellation. Some states may require us to return a greater amount to you. If your Contract is qualified under Section 408 of the Internal Revenue Code, we will refund the greater of any Purchase Payments or the Contract Value.


CONTRACT VALUE
--------------------------------------------------------------------------------

On the Issue Date, your Contract Value is equal to your initial Purchase Payment. Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus the value of your investment in the Fixed Account.


ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to credit to your Contract, we divide (i) the amount of the Purchase Payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 Purchase Payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract.


ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account will rise or fall to reflect:

.. changes in the share price of the Fund in which the Variable Sub-Account invests, and

.. the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine contract maintenance charges, withdrawal charges, and transfer fees (currently waived) separately for each Contract. They do not affect the Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we compute Accumulation Unit Value, please refer to the Statement of Additional Information. We determine a separate Accumulation Unit Value for each Variable Sub-Account on each Valuation Date.

YOU SHOULD REFER TO THE PROSPECTUS FOR THE FUNDS THAT ACCOMPANIES THIS PROSPECTUS FOR A DESCRIPTION OF HOW THE ASSETS OF EACH FUND ARE VALUED, SINCE THAT DETERMINATION DIRECTLY BEARS ON THE ACCUMULATION UNIT VALUE OF THE CORRESPONDING VARIABLE SUB-ACCOUNT AND, THEREFORE, YOUR CONTRACT VALUE.

INVESTMENT ALTERNATIVES: THE VARIABLE SUB-ACCOUNTS
--------------------------------------------------------------------------------

You may allocate your purchase payments to up to 18 Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Fund. Each Fund has its own investment objective(s) and policies. We briefly describe the Funds below.

For more complete information about each Fund, including expenses and risks associated with the Fund, please refer to the accompanying prospectus for the Fund. You should carefully review the prospectus for the Funds before allocating amounts to the Variable Sub-Accounts. A I M Advisors, Inc. serves as the investment advisor to each Fund.


FUND:                   EACH FUND SEEKS:*
-------------------------------------------------------------------------------
AIM V.I. Aggressive     Long-term growth of capital
Growth Fund**
-------------------------------------------------------------------------------
AIM V.I. Balanced Fund  As high a total return as possible, consistent with preservation of capital
-------------------------------------------------------------------------------
AIM V.I. Basic Value    Long-term growth of capital
Fund
-------------------------------------------------------------------------------
AIM V.I. Blue Chip      Long-term growth of capital with a secondary objective
Fund                    of current income
-------------------------------------------------------------------------------
AIM V.I. Capital        Growth of capital
Appreciation Fund
-------------------------------------------------------------------------------
AIM V.I. Capital        Long-term growth of capital
Development Fund
-------------------------------------------------------------------------------
AIM V.I. Core Equity    Long-term growth of capital
Fund
-------------------------------------------------------------------------------
AIM V.I. Dent           Long-term growth of capital
Demographic Trends
Fund
-------------------------------------------------------------------------------
AIM V.I. Diversified    High level of current income
Income Fund
-------------------------------------------------------------------------------
AIM V.I. Global         High total return
Utilities Fund
-------------------------------------------------------------------------------
AIM V.I. Government     High level of current income consistent with reasonable
Securities Fund         concern for safety of principal
-------------------------------------------------------------------------------
AIM V.I. Growth Fund    Growth of capital
-------------------------------------------------------------------------------
AIM V.I. High Yield     High level of current income
Fund
-------------------------------------------------------------------------------
AIM V.I. International  Long-term growth of capital
Equity Fund
-------------------------------------------------------------------------------
AIM V.I. Mid Cap Core   Long-term growth of capital
Equity Fund
-------------------------------------------------------------------------------
AIM V.I. Money Market   As high a level of current income as is consistent with
Fund                    the preservation of capital and liquidity
-------------------------------------------------------------------------------
AIM V.I. New            Long-term growth of capital
Technology Fund
-------------------------------------------------------------------------------
AIM V.I. Premier        Long-term growth of capital with income as a secondary
Equity Fund             objective
-------------------------------------------------------------------------------



  *
   A fund's investment objective may be changed by the Fund's Board of Trustees without shareholder approval.

  ** Due to the sometime limited availability of common stocks of small-cap companies that meet the investment criteria for AIM V.I. Aggressive Growth Fund, the Fund may periodically suspend or limit the offering of its shares. The Fund will be closed to new participants when Fund assets reach $200 million. During closed periods, the Fund will accept additional investments from existing participants.

Amounts you allocate to Variable Sub-Accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Funds in which those Variable Sub-Accounts invest. You bear the investment risk that the Funds might not meet their investment objectives. Shares of the Funds are not deposits, or obligations of, or guaranteed or endorsed by any bank and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

INVESTMENT ALTERNATIVES: THE FIXED ACCOUNT
--------------------------------------------------------------------------------

You may allocate all or a portion of your Purchase Payments to the Fixed Account. The Fixed Account may not be available in all states. Please consult with your sales representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.


GUARANTEE PERIODS
Each Purchase Payment or transfer allocated to the Fixed Account earns interest at a specified rate that we guarantee for a period of years we call a Guarantee Period. Guarantee Periods may range from 1 to 10 years. We are currently offering Guarantee Periods of 1, 3, 5, 7, and 10 years in length. In the future, we may offer Guarantee Periods of different lengths or stop offering some Guarantee Periods.

You select the Guarantee Period for each Purchase Payment or transfer allocated to the Fixed Account. If you do not select a Guarantee Period for a purchase payment or transfer, we will assign the same period(s) as used for the most recent purchase payment.

Each Purchase Payment or transfer allocated to a Guarantee Period must be at least $500. We reserve the right to limit the number of additional Purchase Payments that you may allocate to any one Guarantee Period.

The Guarantee Periods may not be available in your state.

INTEREST RATES. We will tell you what interest rates and Guarantee Periods we are offering at a particular time. We may declare different interest rates for Guarantee Periods of the same length that begin at different times. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, sales commissions and administrative expenses, general economic trends, and competitive factors. WE DETERMINE THE INTEREST RATES TO BE DECLARED IN OUR SOLE DISCRETION. WE CAN NEITHER PREDICT NOR GUARANTEE WHAT THOSE RATES WILL BE IN THE FUTURE. For current interest rate information, please contact your sales representative or Glenbrook

Life at 1-800-776-6978. The interest rate will never be less than the minimum guaranteed rate stated in the Contract.

HOW WE CREDIT INTEREST. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period.



The following example illustrates how a Purchase Payment allocated to the Fixed Account would grow, given an assumed Guarantee Period and annual interest rate:

Purchase Payment.........                                                        $10,000
Guarantee Period.........                                                        5 years
Annual Interest Rate.....                                                          4.50%




                              END OF CONTRACT YEAR
                          YEAR 1      YEAR 2      YEAR 3      YEAR 4       YEAR 5
                        ----------  ----------  ----------  ----------  ------------
Beginning Contract      $10,000.00
 Value................
 X (1 + Annual
 Interest Rate)              1.045
                        ----------
                        $10,450.00
Contract Value at end               $10,450.00
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                          1.045
                                    ----------
                                   $10,920.25
Contract Value at end                           $10,920.25
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                      1.045
                                                ----------
                                                $11,411.66
Contract Value at end                                       $11,411.66
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                                  1.045
                                                            ----------
                                                            $11,925.19
Contract Value at end                                                    $11,925.19
 of Contract Year.....
 X (1 + Annual
 Interest Rate)                                                               1.045
                                                                        -----------
                                                                         $12,461.82

TOTAL INTEREST CREDITED DURING GUARANTEE PERIOD = $2,461.82 ($12,461.82-$10,000)

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a partial withdrawal, you may be required to pay a Withdrawal Charge. In addition, the amount withdrawn may be increased or decreased by a Market Value Adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above but will never be less than the guaranteed minimum rate stated in the Contract, if any.

RENEWALS. Prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money. During the 30-day period after the end of the Guarantee Period, you may:

1) Take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expired Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2) Instruct us to apply your money to one or more new Guarantee Periods of your choice. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Periods; or

3) Instruct us to transfer all or a portion of your money to one or more Variable Sub-Accounts of the Variable Account. We will effect the transfer on the day we receive your instructions. We will not adjust the amount transferred to include a Market Value Adjustment; or

4) Withdraw all or a portion of your money. You may be required to pay a withdrawal charge, but we will not adjust the amount withdrawn to include a Market Value Adjustment. The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ends. Unless you specify otherwise, amounts not withdrawn will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends.

MARKET VALUE ADJUSTMENT. All withdrawals in excess of the Free Withdrawal Amount and transfers from a Guarantee Period, other than those taken during the 30 day period after such Guarantee Period expires, are subject to a Market Value Adjustment. A Market Value Adjustment also may apply upon payment of a death benefit (a Market Value Adjustment made upon payment of a death benefit, if any, would be positive), and when you apply amounts currently invested in a Guarantee Period to an Income Plan (unless paid or applied during the 30-day period after such Guarantee Period expires). We will not apply a Market Value Adjustment to a transfer you make as part of a Dollar Cost Averaging Program. We also will not apply a Market Value Adjustment to a withdrawal you make:

.. within the Free Withdrawal Amount as described on pages 20-21 (Withdrawal
  Charge), as a part of the Dollar Cost Averaging Program, or

.. withdrawals taken to satisfy IRS required minimum distribution rules for the Contract.

We apply the Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Guarantee Period to the time it is removed from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the time remaining in the Guarantee Period when you remove your money. "Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly, the Market Value Adjustment and any withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payment plus interest at the minimum guaranteed interest rate under the Contract.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate, then the Market Value Adjustment will result in a higher amount payable to you, transferred, or applied to an Income Plan. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable current Treasury Rate, then the Market Value Adjustment will result in a lower amount payable to you, transferred, or applied to an Income Plan.

For example, assume that you purchase a Contract and you select an initial Guarantee Period of 5 years and the 5 year Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal.

If, at that later time, the current 2 year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current 2 year Treasury Rate is 4.80%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix B to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

INVESTMENT ALTERNATIVES: TRANSFERS
--------------------------------------------------------------------------------


TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may request transfers in writing on a form that we provide or by telephone according to the procedure described below. The minimum amount that you may transfer into a Guarantee Period is $500. We currently do not assess, but reserve the right to assess, a $10 charge on each transfer in excess of 12 per Contract Year. We treat transfers to or from more than one Fund on the same day as one transfer.

We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Guarantee Period for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

If you transfer an amount from a Guarantee Period other than during the 30 day period after such Guarantee Period expires, we will increase or decrease the amount by a Market Value Adjustment. If any transfer reduces the value in the Fixed Account to less than $500, we will treat the request as a transfer of the entire value.

We reserve the right to waive any transfer restrictions.


TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts to change the relative weighting of the Variable Sub-Accounts on which your Variable Income Payments will be based. In addition, you will have a limited ability to make transfers from the Variable Sub-Accounts to increase the proportion of your Income Payments consisting of Fixed Income Payments. You may not, however, convert any of your Fixed Income Payments into Variable Income Payments. You may not make any transfers for the first 6 months after the Payout Start Date. Thereafter, you may make transfers among the Variable Sub-Accounts or make transfers from the Variable Sub-Accounts to increase the proportion of your Income Payments consisting of Fixed Income Payments. Your transfers must be at least 6 months apart.


TELEPHONE TRANSFERS
You may make transfers by telephone by calling 1-800-776-6978. The cut off time for telephone transfer requests is 3:00 p.m. Central Time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange.

We may suspend, modify or terminate the telephone transfer privilege at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

DOLLAR COST AVERAGING PROGRAMUnder the Dollar Cost Averaging Program, you may automatically transfer a set amount at regular intervals during the Accumulation Phase from any Variable Sub-Account, or a 1 year Guarantee Period of the Fixed Account, to any other Variable Sub-Account. The intervals between transfers, may be monthly, quarterly, semi-annually, or annually. You may not use the Dollar Cost Averaging Program to transfer amounts to the Fixed Account.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market.


AUTOMATIC FUND REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Fund Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account each quarter according to your instructions. We will transfer amounts among the

Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone.

The new allocation will be effective with the first rebalancing that occurs after we receive your request. We are not responsible for rebalancing that occurs prior to receipt of your request.

Example:

  Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the AIM V.I. Diversified Income Variable Sub-Account and 60% to be in the AIM V.I. Growth Variable Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the AIM V.I. Diversified Income Variable Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the AIM V.I. Diversified Income Variable Sub-Account and use the money to buy more units in the AIM V.I. Growth Variable Sub-Account so that the percentage allocations would again be 40% and 60% respectively.

  The Automatic Fund Rebalancing Program is available only during the Accumulation Phase. The transfers made under the Program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

  Fund rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the better performing segments.


EXPENSES
--------------------------------------------------------------------------------

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.


CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $35 contract maintenance charge from your Contract Value invested in each Variable Sub-Account in proportion to the amount invested. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur in processing purchase payments; keeping records; processing death claims, cash withdrawals, policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge if:

.. total Purchase Payments equal $50,000 or more, or

.. all of your money is allocated to the Fixed Account as of the Contract
  Anniversary.

If you surrender your Contract, we will deduct the full contract maintenance charge unless your Contract qualifies for a waiver.


MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily at an annual rate of 1.35% of the average daily net assets you have invested in the Variable Sub-Accounts. The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then Glenbrook Life will bear the loss.

We guarantee the mortality and expense risk charge and we cannot increase it. We assess the mortality and expense risk charge during both the Accumulation Phase and the Payout Phase.


ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.10% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. No necessary relationship exists between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We guarantee that we will not raise this charge.


TRANSFER FEE
We do not currently impose a fee upon transfers among the Investment Alternatives. However, we reserve the right to charge $10 per transfer after the 12th transfer in each Contract Year. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging or an Automatic Fund Rebalancing Program.


WITHDRAWAL CHARGE
We may assess a Withdrawal Charge of up to 6% of the Purchase Payment(s) you withdraw. The charge declines to 0% after 7 complete years from the date we received the Purchase Payment being withdrawn. A schedule showing how the charge declines appears on page 7.

During each Contract Year, you can withdraw up to 10% of Purchase Payments without paying the charge. Unused portions of this 10% "Free Withdrawal Amount" are not carried forward to future Contract Years. We will deduct Withdrawal Charges, if applicable, from the amount paid. For purposes of the Withdrawal Charge, we will treat withdrawals as coming from the oldest Purchase Payments first. However, for federal income tax purposes, earnings are considered to come out first, which means you pay taxes on the earnings portion of your withdrawal.

We do not apply a Withdrawal Charge in the following situations:

.. on the Payout Start Date (a Withdrawal Charge may apply if you elect to receive Income Payments for a specified period of less than 120 months);

.. the death of the Contract owner or Annuitant (unless the settlement value is used);

.. withdrawals taken to satisfy IRS minimum distribution rules; or

.. withdrawals that qualify for the waiver as described below.

We use the amounts obtained from the Withdrawal Charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the Withdrawal Charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference. Withdrawals may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.


CONFINEMENT WAIVER
We will waive the Withdrawal Charge on all withdrawals taken prior to the Payout Start Date under your Contract if the following conditions are satisfied:

1. you, or the Annuitant if the Contract is owned by a non-natural person, are first confined to a long term care facility or a hospital (as defined in the Contract) for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

2. we must receive the request for the withdrawal and due proof (as defined in the Contract) of the stay no later than 90 days following the end of your or the Annuitant's stay at the long term care facility or hospital; and

3. a physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).

You may not claim this benefit if you, or the Annuitant, or a member of your or the Annuitant's immediate family (as defined in the Contract), is the physician prescribing your or the Annuitant's stay in a long term care facility. Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

The laws of your state may limit the availability of this waiver and may also change certain terms and/or benefits available under the waiver. You should consult your Contract for further details on these variations. Also, even if you do not need to pay our Withdrawal Charge because of the waiver, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.


PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until Income Payments begin or when a total withdrawal occurs including payment upon death. We may discontinue this practice sometime in the future and deduct premium taxes from the Purchase Payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, if applicable, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract Owner's value in the investment alternative bears to the total Contract Value.


DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES
We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the Taxes section.

OTHER EXPENSES
--------------------------------------------------------------------------------

Each Fund deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Funds whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the accompanying prospectus for the AIM Variable Insurance Funds. For a summary of current estimates of those charges and expenses, see pages 7-9. We may receive compensation from A I M Advisors, Inc., for administrative services we provide to the Funds.


ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 22.

The amount payable upon withdrawal is the Contract Value next computed after we receive the request for a withdrawal at our service center, adjusted by any Market Value Adjustment, less any Withdrawal Charges, contract maintenance charges, income tax withholding, penalty tax, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances.

You can withdraw money from the Variable Account or the Fixed Account. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes.

You have the opportunity to name the investment alternative(s) from which you are taking the withdrawal. If none is specified, we will deduct your withdrawal pro-rata from the investment alternatives according to the value of your investments therein.

In general, you must withdraw at least $50 at a time. You also may withdraw a lesser amount if you are withdrawing your entire interest in a Variable Sub-Account.

If you request a total withdrawal, we may require you to return your Contract to us. We also will deduct a contract maintenance charge of $35, unless we have waived the contract maintenance charge on your Contract.

Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 591/2, may be subject to an additional 10% federal tax penalty. Please consult your tax advisor before taking any withdrawal.


POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

2. An emergency exists as defined by the SEC; or

3. The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account for up to 6 months or a shorter period if required by law. If we delay payment or transfer for 30 days or more, we will pay interest as required by law. Any interest would be payable from the date we receive the withdrawal request to the date we make the payment or transfer.


SYSTEMATIC WITHDRAWAL PROGRAM
You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. The minimum amount of each systematic withdrawal is $50. At our discretion, systematic withdrawals may not be offered in conjunction with the Dollar Cost Averaging or Automatic Fund Rebalancing Programs.

Depending on fluctuations in the "accumulation unit value" of the Variable Sub-Accounts and the value of the Fixed Account, systematic withdrawals may reduce or even exhaust the Contract Value. Systematic withdrawal payments are subject to any applicable withdrwaal charges and market value adjustments. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 591/2, may be subject to an additional 10% federal tax penalty. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.


MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce the amount in any Guarantee Period to less than $500, we may treat the request as a withdrawal of the entire amount invested in such Guarantee Period. In addition, if your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. Before terminating any Contract whose value has been reduced by withdrawals to less than $1,000, we would inform you in writing of our intention to terminate your Contract and give you at least 30 days in which to make an additional Purchase Payment to restore your Contract's value to the contractual minimum of $1,000. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges, and taxes.


INCOME PAYMENTS
--------------------------------------------------------------------------------


PAYOUT START DATE
You select the Payout Start Date in your application. The Payout Start Date is the day that we apply your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, to an Income Plan. The Payout Start Date must be no later than the Annuitant's 90th birthday, or the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.


INCOME PLANS
An "Income Plan" is a series of payments on a scheduled basis to you or to another person designated by you. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals (except as described on page 20) or change your choice of Income Plan.

Three Income Plans are available under the Contract. Each is available to provide:

.. fixed income payments;

.. variable income payments; or

.. a combination of the two.

The three Income Plans are:

INCOME PLAN 1 - LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 - JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as Either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the Joint Annuitant die before we have made all of the Guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 - GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 YEARS TO 30 YEARS). Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. Income payments for less than 120 months may be subject to a withdrawal charge. We will deduct the mortality and expense risk charge from the Variable Sub-Account assets that support variable income payments even though we may not bear any mortality risk.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment.

Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on.

Generally, you may not make withdrawals after the Payout Start Date. One exception to this rule applies if you are receiving variable income payments that do not depend on the life of the Annuitant (such as under Income Plan 3). In that case you may terminate all or a portion of the Variable Account portion of the income payments at any time and receive a lump sum equal to the present value of the remaining variable payments associated with the amount withdrawn. To determine the present value of any remaining variable income payments being withdrawn, we use a discount rate equal to the assumed annual investment rate that we use to compute such variable income payments. The minimum amount you may withdraw under this feature is $1,000. A withdrawal charge may apply. We deduct applicable premium taxes from the Contract Value at the Payout Start Date.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

You must apply at least the Contract Value in the Fixed Account on the Payout Start Date to fixed income payments. If you wish to apply any portion of your Fixed

Account option balance to provide variable income payments, you should plan ahead and transfer that amount to the Variable Sub-Accounts prior to the Payout Start Date. If you do not tell us how to allocate your Contract Value among fixed and variable income payments, we will apply your Contract Value in the Variable Account to variable income payments and your Contract Value in the Fixed Account to fixed income payments. We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the amount available to apply under an Income Plan is less than $2,000 or not enough to provide an initial payment of at least $20, and state law permits, we may:

.. pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

.. reduce the frequency of your payments so that each payment will be at least
  $20.


VARIABLE INCOME PAYMENTS
The amount of your Variable Income Payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by (a) actual mortality experience and (b) the amount of our administration expenses.

We cannot predict the total amount of your Variable Income Payments. Your Variable Income Payments may be more or less than your total Purchase Payments because (a) Variable Income Payments vary with the investment results of the underlying Funds and (b) the Annuitant could live longer or shorter than we expect based on the tables we use.

In calculating the amount of the periodic payments in the annuity tables in the Contract, we assumed an annual investment rate of 3%. If the actual net investment return of the Variable Sub-Accounts you choose is less than this assumed investment rate, then the dollar amount of your Variable Income Payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the assumed investment rate. The dollar amount of the Variable Income Payments stays level if the net investment return equals the assumed investment rate.

Please refer to the Statement of Additional Information for more detailed information as to how we determine Variable Income Payments.


FIXED INCOME PAYMENTS
We guarantee Income Payment amounts derived from the Fixed Account for the duration of the Income Plan. We calculate the Fixed Income Payments by:

1) adjusting the portion of the Contract Value in the Fixed Account on the Payout Start Date by any applicable Market Value Adjustment;

 2) deducting any applicable premium tax; and

3) applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract or (b) such other value as we are offering at that time.

We may defer making Fixed Income Payments for a period of up to 6 months or such shorter time as state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.


CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain Income Payment Tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use Income Payment Tables that do not distinguish on the basis of sex to the extent permitted by law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.


DEATH BENEFITS
--------------------------------------------------------------------------------

We will pay a death benefit if, prior to the Payout Start Date:

1. any Contract owner dies or,

2. the Annuitant dies, if the Contract is owned by a company or other non-natural Owner.

We will pay the death benefit to the new Contract Owner who is determined immediately after the death. The new Contract Owner would be a surviving Contract Owner or, if none, the Beneficiary(ies). In the case of the death of an Annuitant, we will pay the death benefit to the current Contract Owner. A claim for a distribution on death must include "DUE PROOF OF DEATH." We will accept the following documentation as Due Proof of Death:

.. a certified copy of a death certificate;

.. a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

.. any other proof acceptable to us.

We will determine the value of the Death Benefit as of the end of the Valuation Date on which we receive a complete request for the payment of the Death Benefit. If we receive a request after 3:00 p.m. Central Time on a Valuation Date, we will process the request as of the end of the following Valuation Date.


DEATH BENEFIT AMOUNT
Prior to the Payout Start Date, if we receive a complete request for payment of the Death Benefit within 180 days of the date of death, the Death Benefit is equal to the greatest of:

1. the Contract Value as of the date we determine the Death Benefit, or

2. the SETTLEMENT VALUE (that is, the amount that would have been payable on a full withdrawal of the Contract Value) on the date that we determine the Death Benefit, or

3. the sum of all Purchase Payments reduced by a withdrawal adjustment, as defined below, or

4. the greatest of the Contract Values at the DEATH BENEFIT ANNIVERSARY immediately preceding the date that we determine the Death Benefit, adjusted by any Purchase Payments, withdrawals, and charges made since that anniversary.

A "Death Benefit Anniversary" is every seventh Contract Anniversary beginning with the Issue Date. For example, the Issue Date, 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries.

We will adjust the Death Benefit by any applicable Market Value Adjustment as of the date we determine the Death Benefit (a Market Value Adjustment, if any, made upon payment of a Death Benefit would be positive). The Death Benefit will never be less than the sum of all Purchase Payments less any amounts previously paid to the Contract owner (including income tax withholding).

If we do not receive a complete request for payment of the Death Benefit within 180 days of the date of death, the Death Benefit is equal to the greater of:

.. the Contract Value as of the date we determine the Death Benefit, or

.. the Settlement Value.


ENHANCED DEATH BENEFIT OPTIONS
You can select an enhanced death benefit option when you purchase the Contract.

ENHANCED DEATH BENEFIT A. If you select Enhanced Death Benefit A, the death benefit will be the greater of the values stated in the Death Benefit Amount provision above, or the value of Enhanced Death Benefit A. The Enhanced Death Benefit A is:

The greatest of the ANNIVERSARY VALUES as of the date we determine the death benefit. An "Anniversary Value" is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that Anniversary and reduced by the amount of any partial withdrawals since that anniversary. Anniversary Values will be calculated for each Contract Anniversary prior to the earlier of:

(i) the date we determine the death benefit, or

(ii) the 75th birthday of the oldest Contract owner, or, the Annuitant if the Contract owner is not a natural person, or 5 years after the Issue Date, if later.

ENHANCED DEATH BENEFIT B. If you select Enhanced Death Benefit B, the death benefit will be the greater of the values stated in the Death Benefit Amount provision above, or the value of Enhanced Death Benefit B. The Enhanced Death Benefit B is:

Total purchase payments minus the sum of all partial withdrawals. Each Purchase Payment and each partial withdrawal will accumulate daily at a rate equivalent to 5% per year until the earlier of:

 (i) the date we determine the Death Benefit, or

(ii) the first day of the month following the 75th birthday of the oldest Contract Owner, or, the Annuitant if the Contract Owner is not a natural person, or 5 years after the Issue Date, if later.

If the enhanced death benefit option is purchased and neither option is selected by the Owner, the Contract will automatically include Enhanced Death Benefit A.

We will determine the value of the death benefit at the end of the Valuation Date on which we receive a complete request for payment of the Death Benefit which includes due proof of death. Neither Enhanced Death Benefit A nor Enhanced Death Benefit B will ever be greater than the maximum death benefit allowed by any non-forfeiture laws which govern the Contract.


DEATH BENEFIT PAYMENTS
If the new Owner is your spouse, the new Owner may:

1. elect, within 180 days of the date of death, to receive the death benefit in a lump sum, or

2. elect, within 180 days of the date of death to apply the death benefit to an Income Plan. Payments from the Income Plan must begin within 1 year of the date of death and must be payable throughout:

.. The life of the new Owner; or

.. for a guaranteed number of payments from 5 to 50 years, but not to exceed the life expectancy of the new Owner; or

.. over the life of the new Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner.

If your spouse does not elect one of the above options above within 180 days of the date of death, the Contract will continue in the Accumulation Phase as if the death had not occurred. If the Contract is continued in the Accumulation Phase, the following restrictions apply:

.. On the date the Contract is continued, the Contract Value will equal the amount of the Death Benefit as determined as of the Valuation Date on which we received Due Proof of Death (the next Valuation Date, if we receive Due Proof of Death after 3 p.m. Central Time). Unless otherwise instructed by the continuing spouse, the excess, if any, of the death benefit over the Contract Value will be allocated to the Sub-Accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Sub-accounts as of the end of the Valuation Period during which we receive the completed request for payment of the death benefit, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Money Market Sub-account.
   Within 30 days of the date the Contract is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

  .  transfer all or a portion of the excess among the Variable Sub-Accounts;

  . transfer all or a portion of the excess into the Guaranteed Maturity Fixed Account and begin a new Guarantee Period; or

  . transfer all or a portion of the excess into a combination of Variable Sub-Accounts and the Guaranteed Maturity Fixed Account.

Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in your Contract.

The surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a Withdrawal Charge.

Only one spousal continuation is allowed under this Contract.

If the new Owner is not your spouse but is a natural person, the new Owner may:

1) elect, within 180 days of the date of death, to receive the Death Benefit in a lump sum, or

2) elect, within 180 days of the date of death, to apply the Death Benefit to an Income Plan. Payments from the Income Plan must begin within 1 year of the date of death and must be payable throughout:

  .  the life of the new Owner; or

  . for a guaranteed number of payments from 5 to 50 years, but not to exceed the life expectancy of the new Owner; or

  . over the life of the new Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner.

If the new Owner does not elect one of the above options above within 180 days of the date of death, then the new Owner must receive the Contract Value payable within 5 years of your date of death. The Contract Value will equal the amount of the Death Benefit as determined as of the Valuation Date on which we received Due Proof of Death (the next Valuation Date, if we receive Due Proof of Death after 3 p.m. Central Time). Unless otherwise instructed by the new Owner, the excess, if any, of the death benefit over the Contract Value will be allocated to the Money Market Variable Sub-Account. The new Owner may exercise all rights as set forth in the TRANSFERS section during this 5 year period.

No additional Purchase Payments may be added to the Contract under this election. Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

If the new Owner dies prior to the receiving all of the Contract Value, then the new Owner's named Beneficiary(ies) will receive the greater of the Settlement Value or the remaining Contract Value. This amount must be received as a lump sum within 5 years of the date of the original Owner's death.

We reserve the right to offer additional options upon Death of Owner.

If the new Owner is a corporation, trust, or other non-natural person:

  (a) The new Owner may elect, within 180 days of the date of death, to receive the death benefit in a lump sum; or

  (b) If the new Owner does not elect the option above, then the new Owner must receive the Contract Value payable within 5 years of your date of death. On the date we receive the complete request for payment of the Death Benefit, the Contract Value under this option will be the Death Benefit. Unless otherwise instructed by the new Owner, the excess, if any of the death benefit over the Contract Value will be allocated to the Money Market Variable Sub-Account. The new Owner may exercise all rights set forth in the Transfers provision during this 5 year period.

We reserve the right to offer additional options upon Death of Owner.

If any new Owner is a non-natural person, all new Owners will be considered to be non-natural persons for the above purposes.

Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the new Owner from the date of your death to the date on which the death proceeds are paid.

We reserve the right to waive the 180 day limit on a non-discriminatory basis.


DEATH OF ANNUITANT
If the Annuitant who is not also the Contract Owner dies prior to the Payout Start Date and the Contract Owner is a living person, then the Contract will continue with a new Annuitant as designated by the Contract Owner.

If the Annuitant who is not also the Contract Owner dies prior to the Payout Start Date and the Contract Owner is a non-natural person, the following apply:

  (a) The Contract Owner may elect, within 180 days of the Annuitant's date of death, to receive the Death Benefit in a lump sum; or

  (b) If the new Owner does not elect the option above, then the Owner must receive the Contract Value payable within 5 years of the Annuitant's date of death. On the date we receive the complete request for settlement of the Death Benefit, the Contract Value under this option will be the death benefit. Unless otherwise instructed by the Contract Owner, the excess, if any, of the Death Benefit over the Contract Value will be allocated to the Money Market Variable Sub-Account. The Contract Owner may then exercise all rights set forth in the Transfers provision during this 5 year period.

We reserve the right to offer additional options upon Death of Owner. We reserve the right to waive the 180 day limit on a non-discriminatory basis.


MORE INFORMATION
--------------------------------------------------------------------------------


GLENBROOK LIFE
Glenbrook Life is the issuer of the Contract. Glenbrook

Life is a stock life insurance company organized under the laws of the State of Arizona in 1998. Previously, Glenbrook Life was organized under the laws of the State of Illinois in 1992. Glenbrook Life was originally organized under the laws of the State of Indiana in 1965. From 1965 to 1983 Glenbrook Life was known as "United Standard Life Assurance Company" and from 1983 to 1992 as "William Penn Life Assurance Company of America."

Glenbrook Life is currently licensed to operate in the District of Columbia and all states, except New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our headquarters is located at 3100 Sanders Road, Northbrook, Illinois 60062.

Glenbrook Life is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of the State of Illinois. All of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

Glenbrook Life and Allstate Life entered into a reinsurance agreement effective June 5, 1992. Under the reinsurance agreement, Allstate Life reinsures substantially all of Glenbrook Life's liabilities under its various insurance contracts. The reinsurance agreement provides us with financial backing from Allstate Life.

However, it does not create a direct contractual relationship between Allstate Life and you. In other words, the obligations of Allstate Life under the reinsurance agreement are to Glenbrook Life; Glenbrook

Life remains the sole obligor under the Contract to you.

Independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns an A+ (Superior) financial strength rating to Allstate Life, which results in an A+r rating to Glenbrook Life due to the reinsurance agreement with Allstate Life mentioned above. Standard & Poor's Insurance Rating Service assigns an AA+ (Very Strong) financial strength rating and Moody's Investors Service assigns an Aa2 (Excellent) financial strength rating to Glenbrook Life, sharing the same ratings of its parent, Allstate Life. These ratings do not reflect the investment performance of the Variable Account. We may from time to time advertise these ratings in our sales literature.


THE VARIABLE ACCOUNT
Glenbrook Life established the Glenbrook Life and

Annuity Company Separate Account A on September 6, 1995. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Glenbrook Life.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Arizona law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations.

Our obligations arising under the Contracts are general corporate obligations of Glenbrook Life.

The Variable Account consists of 18 Variable Sub-Accounts, each of which invests in a corresponding Fund. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Funds. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.


THE FUNDS
DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS. We automatically reinvest all dividends and capital gains distributions from the Funds in shares of the distributing Fund at their net asset value.

VOTING PRIVILEGES. As a general matter, you do not have a direct right to vote the shares of the Funds held by the Variable Sub-Accounts to which you have allocated your

Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Funds that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Fund as of the record date of the meeting. After the Payout Start Date, the person receiving Income Payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Variable Sub-account by the net asset value per share of the corresponding Fund. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Fund shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

CHANGES IN FUNDS. If the shares of any of the Funds are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Fund and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the 1940 Act. We also may add new Variable Sub-Accounts that invest in additional mutual funds. We will notify you in advance of any change.

CONFLICTS OF INTEREST. Certain of the Funds sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Fund. The boards of directors of these Funds monitor for possible conflicts among separate accounts buying shares of the Funds. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, a Fund's board of directors may require a separate account to withdraw its participation in a Fund. A Fund's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.


THE CONTRACT
DISTRIBUTION. ALFS, Inc.("ALFS"), located at 3100 Sanders Road, Northbrook, Illinois 60062-7154, serves as principal underwriter of the Contracts. ALFS is a wholly owned subsidiary of Allstate Life. ALFS is a registered broker dealer under the Securities and Exchange Act of 1934, as amended ("Exchange Act"), and is a member of the National Association of Securities Dealers, Inc.

We will pay commissions to broker-dealers who sell the Contracts. Commissions paid may vary, but we estimate that the total commissions paid on all Contract sales will not exceed 8.5% of any purchase payments (on a present value basis).

These commissions are intended to cover distribution expenses. Sometimes, we also pay the broker-dealer a persistency bonus in addition to the standard commissions. We do not expect that a persistency bonus will exceed 1.20%, on an annual basis, of the Contract Values considered in connection with the bonus.

These commissions are intended to cover distribution expenses. In some states, Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

Glenbrook Life does not pay ALFS a commission for distribution of the Contracts. The underwriting agreement with ALFS provides that we will reimburse ALFS for any liability to Contract owners arising out of services rendered or Contracts issued.

ADMINISTRATION. We have primary responsibility for all administration of the Contracts and the Variable Account. We provide the following administrative services, among others:

.. issuance of the Contracts;

.. maintenance of Contract owner records;

.. Contract owner services;

.. calculation of unit values;

.. maintenance of the Variable Account; and

.. preparation of Contract owner reports.

We will send you Contract statements and transaction confirmations at least annually. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we reserve the right to make the adjustment as of the date that we receive notice of the potential error.

We also will provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.


QUALIFIED PLANS
If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of Withdrawal Charges, death benefits, Payout Start Dates, Income Payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.


LEGAL MATTERS
Bricker & Eckler, Columbus, OH, has advised Glenbrook Life on certain federal securities law matters. All matters of state law pertaining to the Contracts, including the validity of the Contracts and Glenbrook Life's right to issue such Contracts under state insurance law, have been passed upon by Michael J. Velotta, General Counsel of Glenbrook Life.

TAXES
--------------------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE.
 Glenbrook Life MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.


TAXATION OF GLENBROOK LIFE AND
ANNUITY COMPANY
Glenbrook Life is taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code. Since the Variable Account is not an entity separate from Glenbrook Life, and its operations form a part of Glenbrook Life, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Glenbrook Life believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Glenbrook Life does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Glenbrook Life does not intend to make provisions for any such taxes. If Glenbrook Life is taxed on investment income or capital gains of the Variable Account, then Glenbrook Life may impose a charge against the Variable Account in order to make provision for such taxes.


TAXATION OF ANNUITIES IN GENERAL
TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

1. the  Contract Owner is a natural person,

2. the investments of the Variable Account are "adequately diversified" according to Treasury Department regulations, and

3. Glenbrook Life is considered the owner of the Variable Account assets for federal income tax purposes.

NON-NATURAL OWNERS. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the owner during the taxable year.

EXCEPTIONS TO THE NON-NATURAL OWNER RULE. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain qualified plans; (4) certain contracts used in connection with structured settlement agreements, and (5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

DIVERSIFICATION REQUIREMENTS. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "ADEQUATELY DIVERSIFIED" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract Owner during the taxable year. Although Glenbrook Life does not have control over the Funds or their investments, we expect the Funds to meet the diversification requirements.

OWNERSHIP TREATMENT. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in rulings in which it found that contract owners were not owners of separate account assets. For example, you have the choice to allocate premiums and Contract Values among a broader selection of investment alternatives. Also, you may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Glenbrook Life does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a nonqualified contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. The Federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

WITHDRAWALS AFTER THE PAYOUT START DATE. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date.
 It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

DISTRIBUTION AT DEATH RULES. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

1. if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

2. if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner.

3. if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

TAXATION OF ANNUITY DEATH BENEFITS. Death Benefit amounts are included in income as follows:

1. if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

2. if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 591/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 591/2,

2. made as a result of the Contract Owner's death or becoming totally disabled,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

4. made under an immediate annuity, or

5. attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 591/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

TAX FREE EXCHANGES UNDER IRC SECTION 1035. A 1035 exchange is a tax-free exchange of a non-qualified life insurance contract, endowment contract or annuity contract for a new non-qualified annuity contract. The Contract Owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

TAXATION OF OWNERSHIP CHANGES. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax. Currently we do not allow assignments.

AGGREGATION OF ANNUITY CONTRACTS. The Code requires that all non-qualified deferred annuity contracts issued by Glenbrook Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.


INCOME TAX WITHHOLDING
Generally, Glenbrook Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Glenbrook Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.


QUALIFIED CONTRACTS
The income on qualified plan and IRA investments is tax deferred, and the income on variable annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing a variable annuity in a qualified plan or IRA. Contracts may be used as investments with certain qualified plans such as:

.. Individual Retirement Annuities or Accounts (IRAs) under Section 408 of the
  Code;

.. Roth IRAs under Section 408A of the Code;

.. Simplified Employee Pension Plans under Section 408(k) of the Code;

.. Savings Incentive Match Plans for Employees (SIMPLE) Plans under Section
  408(p) of the Code;

.. Tax Sheltered Annuities under Section 403(b) of the Code;

.. Corporate and Self Employed Pension and Profit Sharing Plans under Sections
  401 and 403; and

.. State and Local Government and Tax-Exempt Organization Deferred Compensation
  Plans under Section 457.

 Glenbrook Life reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above or to modify the Contract to conform with tax requirements. The tax rules applicable to participants in such qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and distributions that do not conform to specified commencement and minimum distribution rules.

In the case of certain qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the Contract.

TAXATION OF WITHDRAWALS FROM A QUALIFIED CONTRACT. If you make a partial withdrawal under a Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and all tax reporting of distributions from Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"QUALIFIED DISTRIBUTIONS" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

.. made on or after the date the Contract Owner attains age 591/2,

.. made to a beneficiary after the Contract Owner's death,

.. attributable to the Contract Owner being disabled, or

.. made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"NONQUALIFIED DISTRIBUTIONS" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions. All tax reporting of distributions from Roth IRAs will indicate that the taxable amount is not determined.

REQUIRED MINIMUM DISTRIBUTIONS. Generally, qualified plans require minimum distributions upon reaching age 701/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the contract. Not all income plans offered under this annuity contract satisfy the requirements for minimum distributions. Because these distributions are required under the code and the method of calculation is complex, please see a competent tax advisor.

THE DEATH BENEFIT AND QUALIFIED CONTRACTS. Pursuant to the Code and IRS regulations, an IRA may not invest in life insurance contracts. However, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may provide a death benefit that equals the greater of the purchase payments or the Contract Value.
 The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. It is possible that the Death Benefit could be viewed as violating the prohibition on investment in life insurance contracts, with the result that the Contract would not satisfy the requirements of an IRA. We believe that these regulations do not prohibit all forms of optional death benefits; however, at this time we are not allowing the Enhanced Earnings Death Benefit Plus Option to be sold with an IRA.

It is also possible that the certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under qualified plans, such as in connection with a 403(b) plan.

Glenbrook Life reserves the right to limit the availability of the Contract for use with any of the qualified plans listed above.

PENALTY TAX ON PREMATURE DISTRIBUTIONS FROM QUALIFIED CONTRACTS. A 10% penalty tax applies to the taxable amount of any premature distribution from a Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 591/2. However, no penalty tax is incurred on distributions:

1. made on or after the date the Contract Owner attains age 591/2,

2. made as a result of the Contract Owner's death or total disability,

3. made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Contract Beneficiary,

4. made pursuant to an IRS levy,

5. made for certain medical expenses,

6. made to pay for health insurance premiums while unemployed (only applies for IRAs),

7. made for qualified higher education expenses (only applies for IRAs), and

8. made for a first time home purchase (up to a $10,000 lifetime limit and only applies for IRAs).

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

SUBSTANTIALLY EQUAL PERIODIC PAYMENTS ON QUALIFIED CONTRACTS. With respect to Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 591/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. You should consult a competent tax advisor prior to taking a withdrawal.

INCOME TAX WITHHOLDING ON QUALIFIED CONTRACTS. Generally, Glenbrook Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "ELIGIBLE ROLLOVER DISTRIBUTIONS." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Glenbrook Life is required to withhold federal income tax at a rate of 20% on all "ELIGIBLE ROLLOVER DISTRIBUTIONS" unless you elect to make a "DIRECT ROLLOVER" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

1. required minimum distributions, or

2. a series of substantially equal periodic payments made over a period of at least 10 years, or,

3. a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

4. hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Glenbrook Life is required to withhold federal income tax using the wage withholding rates from all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form.
 If no election is made, we will automatically withhold using married with three exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "ROLLED OVER" on a tax-deferred basis into an Individual Retirement Annuity.

ROTH INDIVIDUAL RETIREMENT ANNUITIES. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "ROLLED OVER" to a Roth Individual Retirement Annuity. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions.

SIMPLIFIED EMPLOYEE PENSION PLANS. Section 408(k) of the Code allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. Under these plans the employer may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE PLANS). Sections 408(p) and 401(k) of the Code allow eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees. SIMPLE plans may be structured as a SIMPLE retirement account using an IRA or as a Section 401(k) qualified cash or deferred arrangement. In general, a SIMPLE plan consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to use the Contract in conjunction with SIMPLE plans should seek competent tax and legal advice.

TO DETERMINE IF YOU ARE ELIGIBLE TO CONTRIBUTE TO ANY OF THE ABOVE LISTED IRAS (TRADITIONAL, ROTH, SEP, OR SIMPLE), PLEASE REFER TO IRS PUBLICATION 590 AND YOUR COMPETENT TAX ADVISOR.

TAX SHELTERED ANNUITIES. Section 403(b) of the Tax Code provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

.. attains age 591/2,

.. separates from service,

.. dies,

.. becomes disabled, or

.. incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Glenbrook Life is directed to transfer some or all of the Contract Value to another 403(b) plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS. Sections 401(a) and 403(a) of the Code permit corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees. Such retirement plans (commonly referred to as "H.R.10" or "KEOGH") may permit the purchase of annuity contracts.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan.


ANNUAL REPORTS AND OTHER DOCUMENTS
--------------------------------------------------------------------------------

Glenbrook's annual report on Form 10-K for the year ended December 31, 2001 is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000947878. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 30549. For more information on the operations of SEC's Public ReferenceRoom, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at 300 N. Milwaukee Ave., Vernon Hills, IL 60061 (telephone:
1-800-776-6978).






PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

We may advertise the performance of the Variable Sub-Accounts, including yield and total return information. Yield refers to the income generated by an investment in a Variable Sub-Account over a specified period. Total return represents the change, over a specified period of time, in the value of an investment in a Variable Sub-Account after reinvesting all income distributions.

All performance advertisements will include, as applicable, standardized yield and total return figures that reflect the deduction of insurance charges, the contract maintenance charge, and Withdrawal Charge. Performance advertisements also may include total return figures that reflect the deduction of insurance charges, but not the contract maintenance or Withdrawal Charges. The deduction of such charges would reduce the performance shown. In addition, performance advertisements may include aggregate, average, year-by-year, or other types of total return figures.

Performance information for periods prior to the inception date of the Variable Sub-Accounts will be based on the historical performance of the corresponding Funds for the periods beginning with the inception dates of the Funds and adjusted to reflect current Contract expenses. You should not interpret these figures to reflect actual historical performance of the Variable Account.

 We may include in advertising and sales materials tax deferred compounding charts and other hypothetical illustrations that compare currently taxable and tax deferred investment programs based on selected tax brackets. Our advertisements also may compare the performance of our Variable Sub-Accounts with: (a) certain unmanaged market indices, including but not limited to the Dow Jones Industrial Average, the Standard & Poor's 500, and the Shearson Lehman Bond Index; and/or (b) other management investment companies with investment objectives similar to the underlying funds being compared. In addition, our advertisements may include the performance ranking assigned by various publications, including the Wall Street Journal, Forbes, Fortune, Money, Barron's, Business Week, USA Today, and statistical services, including Lipper Analytical Services Mutual Fund Survey, Lipper Annuity and Closed End Survey, the Variable Annuity Research Data Survey, and SEI.

EXPERTS
-------------------------------------------------------------------------------
The financial statements of Glenbrook as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001 and the related financial statement incorporated herein by reference from the Annual Report on Form 10-K of Glenbrook and from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the Variable Account as of December 31, 2001 and for each of the periods in the two years then ended incorporated herein by reference from the Statement of Additional Information, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

APPENDIX A
ACCUMULATION UNIT VALUE AND NUMBER OF ACCUMULATION UNITS OUTSTANDING FOR EACH VARIABLE SUB-ACCOUNT SINCE CONTRACTS WERE FIRST OFFERED*

--------------------------------------------------------------------------------


For the period begining January 1 and ending December 31, 2001   1995       1996        1997        1998        1999
AIM V.I. AGGRESSIVE GROWTH SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                        --          --          --  $   10.000  $    9.810
 Accumulation Unit Value, End of Period                              --          --          --  $    9.810  $   13.988
 Number of Units Outstanding, End of Period                          --          --          --     163,537     247,763
AIM V.I. BALANCED SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                        --          --          --  $   10.000  $   11.193
 Accumulation Unit Value, End of Period                              --          --          --  $   11.193  $   13.162
 Number of Units Outstanding, End of Period                          --          --          --     244,603     297,688
AIM V.I. BASIC VALUE SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                        --          --          --          --          --
 Accumulation Unit Value, End of Period                              --          --          --          --          --
 Number of Units Outstanding, End of Period                          --          --          --          --          --
AIM V.I. BLUE CHIP SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                        --          --          --          --          --
 Accumulation Unit Value, End of Period                              --          --          --          --          --
 Number of Units Outstanding, End of Period                          --          --          --          --          --
AIM V.I. CAPITAL APPRECIATION SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $10.000  $    9.827  $   11.387  $   12.739  $   14.979
 Accumulation Unit Value, End of Period                         $ 9.827  $   11.387  $   12.739  $   14.979  $   21.350
 Number of Units Outstanding, End of Period                         996   4,471,775   7,850,032   8,770,421   7,460,389
AIM V.I. CAPITAL DEVELOPMENT SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                        --          --          --  $   10.000  $    9.160
 Accumulation Unit Value, End of Period                              --          --          --  $    9.160  $   11.655
 Number of Units Outstanding, End of Period                          --          --          --     126,384     104,456
AIM V.I. CORE EQUITY SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $10.000  $    9.897  $   11.699  $   14.496  $   18.243
 Accumulation Unit Value, End of Period                         $ 9.897  $   11.699  $   14.496  $   18.243  $   24.138
 Number of Units Outstanding, End of Period                         103   2,425,462   5,374,119   6,935,245   6,476,240
AIM V.I. DENT DEMOGRAPHIC TRENDS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                        --          --          --          --          --
 Accumulation Unit Value, End of Period                              --          --          --          --          --
 Number of Units Outstanding, End of Period                          --          --          --          --          --
AIM V.I. DIVERSIFIED INCOME SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $10.000  $   10.068  $   10.934  $   11.788  $   12.035
 Accumulation Unit Value, End of Period                         $10.068  $   10.934  $   11.788  $   12.035  $   11.633
 Number of Units Outstanding, End of Period                           0     747,505   1,950,608   2,301,209   1,949,974
AIM V.I. GLOBAL UTILITIES SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $10.000  $   10.209  $   11.276  $   13.518  $   15.534
 Accumulation Unit Value, End of Period                         $10.209  $   11.276  $   13.518  $   15.534  $   20.432
 Number of Units Outstanding, End of Period                           0     163,534     426,581     630,811     604,243
AIM V.I. GOVERNMENT SECURITIES SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $10.000  $   10.082  $   10.164  $   10.835  $   11.484
 Accumulation Unit Value, End of Period                         $10.082  $   10.164  $   10.835  $   11.484  $   11.189
 Number of Units Outstanding, End of Period                           0     263,768     550,452     912,586     791,933
AIM V.I. GROWTH SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $10.000  $    9.852  $   11.466  $   14.388  $   18.954
 Accumulation Unit Value, End of Period                         $ 9.852  $   11.466  $   14.388  $   18.954  $   25.263
 Number of Units Outstanding, End of Period                         104   2,070,239   4,031,175   5,170,994   4,664,892
AIM V.I. HIGH YIELD SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                        --          --          --  $   10.000  $    9.141
 Accumulation Unit Value, End of Period                              --          --          --  $    9.141  $    9.957
 Number of Units Outstanding, End of Period                          --          --          --     170,679     207,626
AIM V.I. INTERNATIONAL GROWTH SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $10.000  $   10.103  $   11.953  $   12.598  $   14.340
 Accumulation Unit Value, End of Period                         $10.103  $   11.953  $   12.598  $   14.340  $   21.914
 Number of Units Outstanding, End of Period                         936   1,969,297   3,667,815   3,847,934   3,482,659
AIM V.I. MID CAP CORE EQUITY SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                        --          --          --          --          --
 Accumulation Unit Value, End of Period                              --          --          --          --          --
 Number of Units Outstanding, End of Period                          --          --          --          --          --
AIM V.I. MONEY MARKET SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $10.000  $   10.023  $   10.369  $   10.745  $   11.125
 Accumulation Unit Value, End of Period                         $10.023  $   10.369  $   10.745  $   11.125  $   11.479
 Number of Units Outstanding, End of Period                           0     894,947   1,291,169   1,389,344   1,636,925
AIM V.I. NEW TECHNOLOGY SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                        --          --          --          --          --
 Accumulation Unit Value, End of Period                              --          --          --          --          --
 Number of Units Outstanding, End of Period                          --          --          --          --          --
AIM V.I. PREMIER EQUITY SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $10.000  $    9.783  $   11.090  $   13.520  $   17.644
 Accumulation Unit Value, End of Period                         $ 9.783  $   11.090  $   13.520  $   17.644  $   22.589
 Number of Units Outstanding, End of Period                         966   3,528,353   7,294,719   9,222,186   8,450,007
For the period begining January 1 and ending December 31, 2001     2000         2001
AIM V.I. AGGRESSIVE GROWTH SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $   13.988   $   14.146
 Accumulation Unit Value, End of Period                         $   14.146   $   10.308
 Number of Units Outstanding, End of Period                        374,674      317,871
AIM V.I. BALANCED SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $   13.162   $   12,429
 Accumulation Unit Value, End of Period                         $   12,429   $   10.849
 Number of Units Outstanding, End of Period                        324,385      466,375
AIM V.I. BASIC VALUE SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                           --   $   10.000
 Accumulation Unit Value, End of Period                                 --   $   11.200
 Number of Units Outstanding, End of Period                             --      106,295
AIM V.I. BLUE CHIP SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $   10.000   $    8.824
 Accumulation Unit Value, End of Period                         $    8.824   $    6.736
 Number of Units Outstanding, End of Period                         43,201      137,431
AIM V.I. CAPITAL APPRECIATION SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $   21.350   $   18.749
 Accumulation Unit Value, End of Period                         $   18.749   $   14.176
 Number of Units Outstanding, End of Period                      6,513,666    5,542,201
AIM V.I. CAPITAL DEVELOPMENT SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $   11.655   $   12.551
 Accumulation Unit Value, End of Period                         $   12.551   $   11.369
 Number of Units Outstanding, End of Period                        100,594      148,205
AIM V.I. CORE EQUITY SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $   24.138   $   20.330
 Accumulation Unit Value, End of Period                         $   20.330   $   12.901
 Number of Units Outstanding, End of Period                      5,660,367    3,481,797
AIM V.I. DENT DEMOGRAPHIC TRENDS SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $   10.000   $    7.890
 Accumulation Unit Value, End of Period                         $    7.890   $    5.294
 Number of Units Outstanding, End of Period                        254,388      297,997
AIM V.I. DIVERSIFIED INCOME SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $   11.633   $   10.226
 Accumulation Unit Value, End of Period                         $   11.547   $   11.788
 Number of Units Outstanding, End of Period                      1,535,325    1,296,754
AIM V.I. GLOBAL UTILITIES SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $   20.432   $   19.680
 Accumulation Unit Value, End of Period                         $   19.680   $   13.978
 Number of Units Outstanding, End of Period                        545,485      477,804
AIM V.I. GOVERNMENT SECURITIES SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $   11.189   $   12.146
 Accumulation Unit Value, End of Period                         $   12.146   $   12.738
 Number of Units Outstanding, End of Period                        655,826      777,763
AIM V.I. GROWTH SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $   25.263   $   19.799
 Accumulation Unit Value, End of Period                         $   19.799   $   12.901
 Number of Units Outstanding, End of Period                      4,123,264    3,481,797
AIM V.I. HIGH YIELD SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $    9.957   $    7.949
 Accumulation Unit Value, End of Period                         $    7.949   $    7.443
 Number of Units Outstanding, End of Period                        147,733      150,485
AIM V.I. INTERNATIONAL GROWTH SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $   21.914   $   15.899
 Accumulation Unit Value, End of Period                         $   15.899   $   11.980
 Number of Units Outstanding, End of Period                      3,123,925    2,619,796
AIM V.I. MID CAP CORE EQUITY SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                           --   $   10.000
 Accumulation Unit Value, End of Period                                 --   $   11.357
 Number of Units Outstanding, End of Period                             --       61,146
AIM V.I. MONEY MARKET SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $   11.479   $   11.977
 Accumulation Unit Value, End of Period                         $   11.977   $   12.231
 Number of Units Outstanding, End of Period                      1,174,166    1,544,144
AIM V.I. NEW TECHNOLOGY SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $   10.000   $   20.180
 Accumulation Unit Value, End of Period                         $   20.180   $   10.447
 Number of Units Outstanding, End of Period                        100,871      104,248
AIM V.I. PREMIER EQUITY SUB-ACCOUNT
 Accumulation Unit Value, Beginning of Period                   $   22.589   $   19.004
 Accumulation Unit Value, End of Period                         $   19.004   $   16.376
 Number of Units Outstanding, End of Period                      7,205,760    6,078,870

* All Variable Sub-Accounts commenced operations on December 4, 1995, with the exception of the AIM V.I. Aggressive Growth, Balanced, Capital Development, and High Yield Sub-Accounts, which commenced operations on May 1, 1998, and the AIM V.I. Blue Chip Fund, Dent Demographic Trends, and New Technology Variable SubAccounts, which commenced operations on January 3, 2000, and the Basic Value and Mid Cap Core Equity Sub-Accounts, which commenced opreations on October 1, 2001.

APPENDIX B MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:

I = the Treasury Rate for a maturity equal to the applicable Guarantee Period for the week preceding the establishment of the Guarantee Period.

N = the number of whole and partial years from the date we receive the withdrawal, transfer, or death benefit request, or from the Payout Start Date, to the end of the Guarantee Period; and

J = the Treasury Rate for a maturity equal to the Guarantee Period for the week preceding the receipt of the withdrawal, transfer, death benefit, or income payment request. If a note for a maturity of length N is not available, a weighted average will be used.

"Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment factor is determined from the following formula:

                                .9 x (I - J) x N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transefered (in excess of the Free Withdrawal Amount) paid as a death benefit, or applied to an Income Plan, from a Guarantee Period at any time other than during the 30 day period after such Guarentee Period expires.

EXAMPLES OF MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

Purchase Payment: $10,000 (Credit Enhancement of $400 allocated to Money Market Variable Sub-Account)

(Opiton 1: 4% up front): 10,000 allocated to a Guarantee Period

Guarantee Period: 5 years

Treasury  Rate (at the time the Guarantee Period was established): 4.50%

Asumed Net Annual Earnings Rate in Money Market Variable Sub-Account:  4.50%

Full Surrender: End of Contract Year 3

      NOTE: These examples assume that premium taxes are not applicable.

EXAMPLE 1 (ASSUME DECLINING INTEREST RATES)

Step 1.  Calculate Contract Value at      $10,000.00 X (1.04) X (1.045)/3/=
End of Contract Year 3:                   $11,868.13

Step 2. Calculate the Free Withdrawal     15% X $10,000.00 X (1.04) X (1.045)
Amount:                                   /2/= $1,703.56
Step 3. Calculate the Withdrawal          = .07 X ($10,000.00 - $1,703.56) =
Charge:                                   $580.75
Step 4. Calculate the Market Value        I = 4.50%
Adjustment:                               J = 4.20%
                                          N = 730 days = 2
                                              --------
                                              365 days

                                          Market Value Adjustment Factor: .9 x
                                          (I - J) X N = .9 x (.045 - .042) x
                                          (2) = .0054

                                          Market Value Adjustment = Market Value
                                          Adjustment Factor x Amount Subject to
                                          Market Value Adjustment:
                                           = .0054 X ($11,868.13 - $1,703.56) =
                                          $54.89




Step 5. Calculate the amount received
by a Contract owner as a result of full   $11,868.13 - $580.75 + $54.89 =
withdrawal at the end of Contract Year    $11,342.27
3:

                                       39

EXAMPLE 2: (ASSUMES RISING INTEREST RATES)


Step 1.  Calculate Contract Value at      $10,000.00 X (1.04) X (1.045)/3/=
End of Contract Year 3:                   $11,868.13

Step 2. Calculate the Free Withdrawal     15% X $10,000.00 X (1.04) X (1.045)
Amount:                                   /2/= $1,703.56
Step 3. Calculate the Withdrawal          = .07 X ($10,000.00 - $1,703.56) =
Charge:                                   $580.75
Step 4. Calculate the Market Value        I = 4.50%
Adjustment:                               J = 4.80%
                                          N = 730 days = 2
                                              --------
                                              365 days

                                          Market Value Adjustment Factor: .9 x
                                          (I - J) x N = .9 X (.045 - .048) x
                                          (2) = - .0054

                                          Market Value Adjustment = Market
                                          Value Adjustment Factor x Amount
                                          Subject to Market Value Adjustment:
                                           = -.0054 X ($11,868.13 - $1,703.56)
                                          = $(54.89)




Step 5. Calculate the amount received
by a Contract owner as a result of full   $11,868.13 - $580.75 - $54.89 =
withdrawal at the end of Contract Year    $11,232.49
3:

                                       40

                                     PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The By-laws of Glenbrook Life and Annuity Company ("Registrant") provide that Registrant will indemnify its officers and directors for certain damages and expenses that may be incurred in the performance of their duty to Registrant. No indemnification is provided, however, when such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty, unless the court upon deems indemnification appropriate application.

ITEM 16.  EXHIBITS.

Exhibit No.    Description

(1) Form of Underwriting Agreement (Incorporated herein by reference to Post-Effective Amendment No. 1 to Registrant's Form S-1 Registration Statement (File No. 033-62193) dated March 22, 1996.)

(2)  None

(4) Form of Glenbrook Life and Annuity Company Flexible Premium Deferred Variable Annuity Contract and Application (Incorporated herein by reference to the initial filing of the Form N-4 Registration Statement (File No. 033-62203) dated August 28, 1995.)

(5) Opinion of General Counsel re: Legality filed herewith

(8)  None

(11) None

(12) None

(15) None

(23)(a) Independent Auditors' Consent filed herewith.

(23)(b) Consent of Bricker & Eckler LLP filed herewith.

(24)(a) Powers of Attorney for Thomas J. Wilson II, Michael J. Velotta, & Samuel
H. Pilch (Previously filed in Post-Effective Amendment No. 5 to Form S-3 Registration Statement filed on April 21, 2000,File No. 033-62193).

     (b)Powers of Attorney for Margaret G. Dyer, John C. Lounds, J. Kevin McCarthy, Marla G. Friedman (Previously filed in Post-Effective Amendment No. 6 to this Registration Statement filed on April 6, 2001 (File No. 033-62193).

     (c) Power of Attorney for Steven E. Shebik filed herewith.

(25) None

(26) None

(27) Not applicable

(99) Form of Resolution of Board of Directors (Incorporated herein by reference to Post-Effective Amendment No. 1 to Registrant's Form S-1 Registration Statement (File No. 033-92842) dated April 9, 1996.)

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof ) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, Glenbrook Life and Annuity Company, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

As required by the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois, on the 25th day of April, 2002.


                       GLENBROOK LIFE AND ANNUITY COMPANY
                                  (REGISTRANT)

                             AIM VARIABLE ANNUITY I



                                     By:/s/ MICHAEL J. VELOTTA
                                        ------------------------
                                        Michael J. Velotta
                                        Vice President, Secretary and
                                               General Counsel


Pursuant to the requirements of the Securities Act of 1933, this amended Registration Statement has been signed by the following persons in their capacities and on the __day of April, 2002.


*/THOMAS J. WILSON, II               President, Chief Operating Officer,
----------------------               and Director (Principal Executive Officer)
  Thomas J. Wilson, II

/s/MICHAEL J. VELOTTA                Vice President, Secretary,
---------------------                General Counsel, and Director
Michael J. Velotta

**/STEVEN E. SHEBIK                  Director and Vice President
-------------------                  (Principal Financial Officer)
Steven E. Shebik

*/SAMUEL H. PILCH                    Vice President and Controller
-----------------                    (Principal Accounting Officer)
Samuel H. Pilch

*/MARLA G. FRIEDMAN                 Vice President and Director
--------------------
Marla G. Friedman

*/MARGARET G. DYER                  Director
------------------
Margaret G. Dyer

*/JOHN C. LOUNDS                    Director
-----------------
John C. Lounds

*/J. KEVIN MCCARTHY                 Director
--------------------
J. Kevin McCarthy




*/ By Michael J. Velotta, pursuant to Power of Attorney previously filed. **/ By Michael J. Velotta, pursuant to Power of Attorney filed herewith.


EXHIBIT INDEX

Exhibit                 Description

(5)     Opinion and Consent of General Counsel

(23)(a) Independent Auditors' Consent.

(23)(b) Consent of Bricker & Eckler LLP

(24)(c) Power of  Attorney  for  Steven E. Shebik